Exhibit 10.1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ?SECURITIES ACT?), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

PROMISSORY NOTE
(Lee Harrison Corbin, Attorney-in-Fact For the Trust Under the Will of John Svenningsen)

$200,000.00	Orlando, Florida
March 23, 2004 [sic]

FOR VALUE RECEIVED, CONSTELLATION BIOMETRICS CORPORATION, a Florida corporation (? Constellation ? or ?Maker?), hereby promises to pay to the order of LEE HARRISON CORBIN, ATTORNEY-IN-FACT FOR THE TRUST UNDER THE WILL OF JOHN SVENNINGSEN (?Holder?), or any subsequent Holder of this Note (the ?Note?) at such location as Holder shall designate by written notice to Maker, the principal sum of Two Hundred Thousand Dollars ($200,000), with interest from the date such principal amount was received by Maker until the date paid.

1.    Interest. The principal balance of this Note outstanding from time to time shall bear interest from the date such principal amount was received by Maker at five percent (8%), compounded every thirty (30) days, until paid in full. Such interest shall be calculated on the basis of a three hundred sixty-five (365) day year, actual number of days elapsed.

2.    Payment. The outstanding principal balance, together with any and all accrued unpaid interest and any other amounts due and owing under this Note, shall be due and payable on the date (the ?Maturity Date?) that is the earlier of:
A.	The date that Sequiam Corporation receives financing from Instream Capital, LLC in an amount greater than $3,000,000 and in turn pays its debt to Constellation, or;
B.
If Sequiam Corporation does not close new financing on or before May 10, 2005 then it will repay its indebtedness to Constellation using 10% of its revenues from the sales if its primary products ?BioLock? and ?BioVault? and Maker will remit such proceeds to Holder with seven (7) days of receipt.

All payments hereunder shall be due and payable in lawful money of the United States of America and without setoff, deduction or counterclaim of any kind whatsoever. Unless otherwise specifically provided herein, all payments hereon shall be applied first to interest and then to principal.

3.    Warrants. Upon receipt of the principal amount of this Note, Maker may lend all or part of the loan proceeds to Sequiam Corporation. Sequiam. In consideration of such loan Sequiam Corporation shall issue to Constellation a warrant (the ?Warrant?) to purchase Six Hundred Thousand (600,000) shares of common stock of Maker at a purchase price of $0.33 per share, at any time during the "Exercise Period" (defined below). As used herein, the "Exercise Period" shall mean the period beginning on March 23, 2005 and expiring on March 23, 2010. At such time that Sequiam Corporation repays its debt to Laurus Master Fund, the Warrant will be amended to reduce the purchase price of the shares to $0.14 per share. Maker shall assign this Warrant to Holder in consideration of this loan.

4.    Prepayment. Maker may at any time prepay this Note, in whole or in part, without fee, charge, premium or penalty. Holder shall apply payments to the outstanding principal, interest and other amounts due hereunder in any manner determined, in Holder's sole and absolute discretion.

5.    Disbursements. Loan proceeds of $200,000 will be disbursed on March 23, 2005, (the ?Execution Date?).

6.    Use of Proceeds. Loan proceeds from the principal amount of this Note will not be used to pay accrued officers? salaries or shareholder loans.

7.    Piggy-back Registration Rights. In the event that from the period beginning on the Execution Date and continuing for a period of twelve (12) months thereafter, Maker shall file a registration statement with the SEC registering the sale or resale of any of Maker's debt or equity securities, Maker shall also include in such registration statement the shares of common stock to be issued upon exercise of the warrants as described in Section 3 above.

It shall be a condition precedent to the obligations of Maker to take any action pursuant to this Section 7 that the Holder shall furnish to Maker such information regarding itself, the securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Holder?s common stock.

Maker shall bear and pay all expenses incurred in connection with any registration, filing or qualification of the common stock with respect to the registrations pursuant to the Section 7 for the Holder, including (without limitation) all registration, filing and qualification fees, printers? and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to the sale of the common stock.

8.    Collateral. Patents owned by Maker that are presently collateralized under Maker?s loan agreement and secured convertible term note with Laurus Master Fund, Ltd. will be given as collateral to secure this Promissory Note whenever the Laurus note is satisfied and if this Promissory Note remains unpaid at that time.

9.    Terms. As long as this Note remains outstanding, Maker agrees that: (a) if it enters into a subsequent debt financing with a non-affiliated third party lender; and (b) such subsequent debt financing contains terms and conditions which are more favorable to the non-affiliated third party lender than the terms and conditions set forth in this Note (the ?Improved Terms?), then the terms and conditions of this Note shall, simultaneously with the closing of such subsequent financing, be adjusted to reflect the Improved Terms.

10.   Representations Regarding Private Placement. Holder hereby represents and warrants to Maker, with the intent that the Maker will rely thereon in making and delivering the Note, the Warrant, and the shares of common stock to be issued upon the exercise of the Warrant, that as of the date of this Note and as of each date the Warrant, or any portion thereof, is exercised:

(a)    Accredited Investor. The Holder, and each of the beneficiaries for whom the Holder is purchasing the Note and the Warrant and the shares of Common Stock to be issued upon the exercise of the Warrant (collectively, the ?Securities?), is an ?accredited investor? as that term is defined in Regulation D promulgated under the Securities Act by virtue of being (initial all applicable responses):

_____	A small business investment company licensed by the U.S. Small Business Administration under the Small Business Investment Company Act of 1958,

_____	A business development company as defined in the Investment Company Act of 1940,

_____	A national or state-chartered commercial bank, whether acting in an individual or fiduciary capacity,

_____	An insurance company as defined in Section 2(13) of the Securities Act,

_____	An investment company registered under the Investment Company Act of 1940,

_____
An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment advisor, or an employee benefit plan which has total assets in excess of $5,000,000,

_____	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940,

_____	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation or a partnership with total assets in excess of $5,000,000,

_____	A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose net worth, or joint net worth together with his/her spouse, exceeds $1,000,000,

_____
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D,

_____
A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose individual income was in excess of $200,000 in each of the two most recent years (or whose joint income with such person's spouse was at least $300,000 during such years) and who reasonably expects an income in excess of such amount in the current year, or

_____	A corporation, partnership, trust or other legal entity (as opposed to a natural person) and all of such entity's equity owners fall into one or more of the categories enumerated above;

(b)    Experience. The Holder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests and that of its beneficiaries in connection with the purchase of the Securities;

(c)    Own Account. The Holder is purchasing the Securities as principal for its own account and that of its beneficiaries. The Holder is purchasing the Securities for investment purposes only and not with an intent or view towards furthering sale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and has not pre-arranged any sale with any other purchaser;

(d)    Exemption. The Holder understands that the offer and sale of the Securities is not being registered under the Securities Act based on the exemption from registration provided by Rule 506 promulgated under Section 4(2) of the Securities Act and that the Company is relying on such exemption;

(e)    Importance of Representations. The Holder understands that the Securities are being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the applicability of such safe harbor and the suitability of the Holder to acquire the Securities;

(f)    No Registration. The Securities have not been registered under the Securities Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the ?SEC?) or unless an exemption from the registration requirements under the Securities Act, such as Rule 144, is available. The Holder represents and warrants and hereby agrees that all offers and sales of the Securities shall be made only pursuant to such registration or to such exemption from registration;

(g)    Risk. The Holder acknowledges that the purchase of the Securities involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Securities, including the total loss of its investment;

(h)    Current Information. The Holder has been furnished with or has acquired copies of all requested information concerning the Company, including a copy of the most recent audited financial statements of the Company;

(i)    Independent Investigation. The Holder, in making the decision to purchase the Securities, has relied upon independent investigations made by it and its purchaser representatives, if any, and the Holder and such representatives, if any, have prior to any sale to it, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this offering. The Holder and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Securities which have been requested. The Holder and its advisors, if any, have received complete and satisfactory answers to any such inquiries;

(j)    No Recommendation or Endorsement. The Holder understands that no federal, state or provincial agency has passed on or made any recommendation or endorsement of the Securities;

(k)   The Holder. If the Holder is a partnership, corporation or trust, the person executing this Note on its behalf represents and warrants that:

(i)     he or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Note, and

(ii)    he or she is duly authorized (and if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Note on behalf of such entity; and

(l)    Non-Affiliate Status. The Holder is not an affiliate of the Company nor is any affiliate of the Holder, including any beneficiaries of Holder, an affiliate of the Company.

11.    No Waiver. No delay or omission on the part of Holder in exercising any right or remedy under this Note shall operate as a waiver of that right or remedy on any future occasion or of any other rights under this Note.

12.    Attorneys Fees. If Holder institutes any collection effort, of any nature whatsoever, for any amount due and payable hereunder following and during the occurrence of a default, then Maker shall pay to Holder forthwith any and all reasonable costs and expenses of collection actually incurred by Holder, including without limitation, reasonable attorneys fees, whether or not suit or other action or proceeding is instituted.

13.    Usury. Notwithstanding any provision of this Note to the contrary, the total liability for payments in the nature of interest shall not exceed the limits imposed by the applicable usury laws of the State of California. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement, evidencing or securing the debt, at the time performance of such provisions shall be due, shall involve the payment of interest in excess of that authorized by law, and if from any circumstances, Holder shall ever receive as interest an amount which would exceed the highest lawful rate applicable to the Maker, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the debt evidenced hereby and not to the payment of interest.

14.    Severability. The provisions of this Note are intended by Maker to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.

15.    Amendments. The obligations of Maker and rights of Holder under this Note may be waived, altered, amended, modified, or cancelled, in whole or in part, only by the express written consent of Holder.

16.    Transferability. This Note is not transferable prior to the Maturity Date and thereafter without Maker?s prior written consent.

17.    Governing Law. This Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of Florida, without giving effect to any principle or doctrine regarding conflicts of laws.

IN WITNESS WHEREOF, each of Maker and Holder has executed and delivered this Note as of the date first written above.

CONSTELLATION BIOMETRICS CORPORATION,
a Florida corporation

By:  /s/ Mark Mroczkowski
Mark Mroczkowski, Secretary

Maker?s Address for Notice:
Sequiam Corporation
300 Sunport Lane
Orlando, Florida 32809
Tel: 407-541-0773
Attn: Chief Financial Officer

/s/ Lee Harrison Corbin
LEE HARRISON CORBIN, Attorney-in-Fact
For the Trust under the will of John Svenningsen

Holder?s Address for Notice:
Kurzman Eisenberg Corbin Lever & Goodman, LLP
One North Broadway
White Plains, New York 10601
Tel:  914-285-9800
Attn: Lee Harrison Corbin, Trustee